Exhibit 99

Piper Jaffray Companies Announces
2015 First Quarter Results

MINNEAPOLIS – April 23, 2015 – Piper Jaffray Companies (NYSE: PJC) today announced its financial results for the quarter ended March 31, 2015.
Financial Highlights

•
Adjusted net income(1) was $18.8 million, or $1.14 per diluted common share(1), in the first quarter of 2015, compared to $20.0 million, or $1.24 per diluted common share, in the first quarter of 2014, and $14.7 million, or $0.90 per diluted common share, in the fourth quarter of 2014.

•	Adjusted net revenues(1) were $155.7 million in the first quarter of 2015, compared to $161.5 million and $148.4 million in the first and fourth quarters of 2014, respectively.

•	Adjusted pre-tax operating margin(1) was 18.9% in the first quarter of 2015, compared to 19.3% and 15.9% in the first and fourth quarters of 2014, respectively.

•	Assets under management were $11.4 billion at March 31, 2015, compared to $11.5 billion in the year-ago period and $11.5 billion at the end of the fourth quarter of 2014.

•
Rolling 12 month return on average common shareholders' equity increased to 7.8% at March 31, 2015, compared to 7.2% at March 31, 2014. Our rolling 12 month return on average tangible common shareholders' equity(2) increased to 11.2% at March 31, 2015, compared to 10.9% at March 31, 2014.

•	Book value per share increased 8% from March 31, 2014 to $55.40 a share at March 31, 2015.

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '15	1Q '15
(Amounts in thousands, except per share data)	2015	2014	2014	vs. 4Q '14	vs. 1Q '14
As Adjusted(1)
Net revenues	$155,739	$148,394	$161,497	4.9%	(3.6)%
Net income	$18,819	$14,700	$20,035	28.0%	(6.1)%
Earnings per diluted common share	$1.14	$0.90	$1.24	26.7%	(8.1)%
Pre-tax operating margin	18.9%	15.9%	19.3%

U.S. GAAP
Net revenues	$161,871	$150,548	$168,133	7.5%	(3.7)%
Net income	$16,972	$12,543	$17,748	35.3%	(4.4)%
Earnings per diluted common share	$1.03	$0.77	$1.10	33.8%	(6.4)%
Pre-tax operating margin	19.3%	14.3%	19.5%

(1)
A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.

(2)
A non-GAAP measure. See the "Additional Shareholder Information" section for a detailed explanation of the adjustment made to the corresponding U.S. GAAP measure. We believe that the rolling 12 month return on average tangible common shareholders' equity is a meaningful measure of our return on tangible assets deployed in the business.

For the first quarter of 2015, on a U.S. GAAP basis, net revenues were $161.9 million, and net income was $17.0 million, or $1.03 per diluted common share.
“Our portfolio of businesses combined to produce steady results to begin the year”, said Andrew S. Duff chairman and chief executive officer “Strong performance in our capital raising businesses, both equity and public finance, led the way together with solid results in our Advisory business.”

First Quarter Results – Non-GAAP Basis
Throughout the Adjusted Consolidated Results and Business Segment Results sections of this press release we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP"). The non-GAAP financial measures include adjustments to exclude (1) revenues and expenses related to noncontrolling interests, (2) amortization of intangible assets related to acquisitions and (3) compensation for acquisition-related agreements. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Adjusted Consolidated Results
For the first quarter of 2015, adjusted net revenues were $155.7 million, down 4% compared to $161.5 million in the first quarter of 2014 due primarily to lower advisory services revenues. Adjusted net revenues increased 5% compared to the fourth quarter of 2014 due to strong capital raising in our equity and debt businesses and higher investment income.

For the first quarter of 2015, adjusted compensation and benefits expenses were $94.6 million, down 5% compared to the first quarter of 2014 due to lower revenues. Adjusted compensation and benefits expenses increased 2% compared to the fourth quarter of 2014.

For the first quarter of 2015, adjusted compensation and benefits expenses were 60.7% of adjusted net revenues, compared to 61.4% and 62.4% for the first and fourth quarters of 2014, respectively. The adjusted compensation ratio decreased compared to the year-ago period due to a change in our mix of business, and decreased compared to the sequential quarter due to a higher revenue base. Also, our compensation ratio was higher in the fourth quarter of 2014 as we made adjustments to reflect our business activity for the full year.

Adjusted non-compensation expenses were $31.6 million for the first quarter of 2015, up 2% compared to the year-ago period and down 2% compared to the fourth quarter of 2014.

Business Segment Results
The firm has two reportable business segments: Capital Markets and Asset Management. Consolidated net revenues and expenses are fully allocated to these two segments.

Capital Markets
For the quarter, Capital Markets generated adjusted pre-tax operating income of $22.4 million, compared to $24.1 million and $18.0 million in the first and fourth quarters of 2014, respectively.

Adjusted net revenues were $136.0 million, down 4% compared to the year-ago period and up 5% from the fourth quarter of 2014.

•
Equity financing revenues of $36.5 million increased 3% and 58% compared to the first and fourth quarters of 2014, respectively. Revenues were favorable compared to both periods due to more completed transactions.

•	Debt financing revenues were $21.7 million, up 61% and 11% compared to the year-ago period and the fourth quarter of 2014, respectively, due to more completed transactions.

•
Advisory services revenues were $29.3 million, down 26% and 28% compared to the first and fourth quarters of 2014, respectively, due to fewer completed transactions. Also, revenues were unfavorable compared to the year-ago period due to lower revenue per transaction.

•
Equity institutional brokerage revenues of $18.9 million decreased 22% and 17% compared to the year-ago period and the fourth quarter of 2014, respectively, due to lower client trading volumes. The decrease compared to the first quarter of 2014 was also attributable to lower revenues from block trades, which are more episodic in occurrence.

•	Fixed income institutional brokerage revenues were $21.2 million, down 16% and 8% compared to the first and fourth quarters of 2014, respectively, due to lower trading gains.

•
Management and performance fees earned from managing our alternative asset management funds were $1.4 million, compared to $1.7 million and $0.9 million in the year-ago period and the sequential quarter, respectively.

•
Adjusted investment income, which includes realized and unrealized gains and losses on our investments in the merchant banking fund and the municipal bond fund that we manage for third party investors, and other firm investments, was $8.6 million, compared to $3.7 million in the year-ago period and $1.3 million in the fourth quarter of 2014. In the first quarter of 2015, we recorded higher gains on these investments.

•
Long-term financing expenses, which primarily represents interest paid on the firm's variable rate senior notes, were $1.6 million, down 10% and 2% compared to the first and fourth quarters of 2014, respectively.

•
Adjusted operating expenses for the first quarter of 2015 were $113.6 million, down 4% compared to the first quarter of 2014 and up 2% compared to the fourth quarter of 2014. The decrease compared to the year-ago period was due to lower compensation expenses.

•
Adjusted segment pre-tax operating margin was 16.5% compared to 17.0% in the year-ago period and 13.9% in the fourth quarter of 2014. Adjusted pre-tax operating margin improved compared to the sequential quarter due to higher net revenues.

Asset Management
For the quarter ended March 31, 2015, Asset Management generated adjusted pre-tax operating income of $7.1 million, essentially flat compared to the first quarter of 2014 and up 26% compared to the fourth quarter of 2014.

Net revenues were $19.7 million, essentially flat compared to the first quarter of 2014 and up 5% compared to the fourth quarter of 2014. The increase compared to the sequential quarter was due to investment income of $0.6 million for the current quarter, compared with a loss of $0.6 million in the fourth quarter of 2014.

•	Adjusted operating expenses for the current quarter were $12.7 million, essentially flat compared to the year-ago period and down 4% compared to the fourth quarter of 2014.

•
Adjusted segment pre-tax operating margin was 35.8%, compared to 36.0% in the first quarter of 2014 and 29.9% in the fourth quarter of 2014. Adjusted segment pre-tax operating margin improved relative to the sequential quarter due to higher net revenues from investment income and lower non-compensation expenses.

•	Assets under management (AUM) were $11.4 billion at the end of the first quarter of 2015, compared to $11.5 billion in the year-ago period and $11.5 billion at the end of the fourth quarter of 2014.

Other Matters
In the first quarter of 2015, we granted $30.4 million, or 551,000 shares, of restricted stock to our employees as part of their 2014 earned compensation at a weighted average grant date fair value of $55.26 per share.

In the first quarter of 2015, we repurchased $32.7 million, or 605,000 shares of our common stock, at an average price of $54.08 per share. We have $67.3 million remaining on our share repurchase authorization, which expires on September 30, 2016.

In addition, we acquired $9.9 million, or 179,000 shares, related to employee tax obligations on the vesting of equity awards in the first quarter of 2015.

Additional Shareholder Information

	For the Quarter Ended
	Mar. 31, 2015	Dec. 31, 2014	Mar. 31, 2014
Full time employees	1,030	1,026	1,015
Equity financings
# of transactions	35	18	31
Capital raised	$6.5 billion	$2.7 billion	$5.3 billion
Negotiated tax-exempt issuances
# of transactions	99	92	57
Par value	$2.9 billion	$1.9 billion	$1.6 billion
Mergers & acquisitions
# of transactions	15	22	17
Aggregate deal value	$1.6 billion	$2.5 billion	$2.8 billion
Asset Management
AUM	$11.4 billion	$11.5 billion	$11.5 billion
Common shareholders’ equity	$831.0 million	$819.9 million	$767.5 million
Number of common shares outstanding (in thousands)	15,000	15,265	14,916
Rolling 12 month return on average common shareholders’ equity *	7.8%	8.1%	7.2%
Rolling 12 month return on average tangible common shareholders’ equity †	11.2%	11.8%	10.9%
Book value per share	$55.40	$53.71	$51.45
Tangible book value per share ‡	$39.35	$37.82	$34.81

*
Rolling 12 month return on average common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity.

†    Rolling 12 month return on average tangible common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity less average goodwill and identifiable intangible assets. Management believes that the rolling 12 month return on average tangible common shareholders' equity is a meaningful measure of our return on tangible assets deployed in the business. Average common shareholders’ equity is the most directly comparable GAAP financial measure to average tangible shareholders’ equity. The following is a reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	Mar. 31, 2015	Dec. 31, 2014	Mar. 31, 2014
Average common shareholders’ equity	$803,670	$783,425	$732,386
Deduct: average goodwill and identifiable intangible assets	244,646	246,598	246,867

Average tangible common shareholders’ equity	$559,024	$536,827	$485,519
‡    Tangible book value per share is computed by dividing tangible common shareholders’ equity by common shares outstanding. Tangible common shareholders’ equity equals total common shareholders’ equity less goodwill and identifiable intangible assets. Management believes that tangible book value per share is a meaningful measure of the tangible assets deployed in our business. Shareholders’ equity is the most directly comparable GAAP financial measure to tangible shareholders’ equity. The following is a reconciliation of shareholders’ equity to tangible shareholders’ equity:

	As of	As of	As of
(Amounts in thousands)	Mar. 31, 2015	Dec. 31, 2014	Mar. 31, 2014
Common shareholders’ equity	$830,951	$819,912	$767,454
Deduct: goodwill and identifiable intangible assets	240,763	242,536	248,246

Tangible common shareholders’ equity	$590,188	$577,376	$519,208

Conference Call
Andrew S. Duff, chairman and chief executive officer, and Debbra L. Schoneman, chief financial officer, will hold a conference call to review the financial results on Thur., Apr. 23 at 9 a.m. ET (8 a.m. CT). The earnings release will be available on or after Apr. 23 at the firm's Web site at www.piperjaffray.com. The call can be accessed via webcast or by dialing (888)810-0209 or (706)902-1361 (international) and referencing reservation #20655257. Callers should dial in at least 15 minutes prior to the call time. A replay of the conference call will be available beginning at approximately 12 p.m. ET Apr. 23 at the same Web address or by calling (855)859-2056 and referencing reservation #20655257

About Piper Jaffray
Piper Jaffray is an investment bank and asset management firm serving clients in the U.S. and internationally. Proven advisory teams combine deep industry, product and sector expertise with ready access to capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in London, Hong Kong and Zurich. www.piperjaffray.com

Investor Relations Contact
Tom Smith
Tel: 612 303-6336

Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about general economic and market conditions (including the outlook for equity markets and the interest rate environment), the environment and prospects for corporate advisory transactions and capital markets (including our performance in specific sectors), anticipated financial results generally (including expectations regarding our non-compensation expenses, compensation and benefits expense, compensation ratio, revenue levels, operating margins, earnings per share, effective tax rate, and return on equity), current deal pipelines (or backlogs), the liquidity of fixed income markets and impact on our related inventory, our strategic priorities (including growth in public finance, asset management, and corporate advisory), potential acquisitions or strategic hires, or other similar matters.

Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:

•
market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;

•
net revenues from capital markets and corporate advisory engagements may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;

•
the volume of anticipated investment banking transactions as reflected in our deal pipelines (and the net revenues we earn from such transactions) may differ from expected results if there is a decline in macroeconomic conditions or the financial markets, or if the terms of any transactions are modified;

•
interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets;

•
strategic trading activities comprise a meaningful portion of our fixed income institutional brokerage revenue, and results from these activities may be volatile and vary significantly, including the possibility of incurring losses, on a quarterly and annual basis;

•
potential acquisitions targets or strategic hires may not be available on reasonable terms or at all, and we may not be able to effectively integrate any business or groups of employees we acquire or hire; and

•	our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.

A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014 and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2014, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov).

Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

© 2015 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7020
###

Piper Jaffray Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '15	1Q '15
(Amounts in thousands, except per share data)	2015	2014	2014	vs. 4Q '14	vs. 1Q '14
Revenues:
Investment banking	$87,077	$82,613	$88,474	5.4%	(1.6)%
Institutional brokerage	36,036	42,324	44,034	(14.9)	(18.2)
Asset management	20,522	20,242	20,959	1.4	(2.1)
Interest	12,205	11,781	13,659	3.6	(10.6)
Investment income	12,591	434	6,768	N/M	86.0
Total revenues	168,431	157,394	173,894	7.0	(3.1)

Interest expense	6,560	6,846	5,761	(4.2)	13.9

Net revenues	161,871	150,548	168,133	7.5	(3.7)

Non-interest expenses:
Compensation and benefits	95,857	93,765	100,489	2.2	(4.6)
Occupancy and equipment	6,783	6,080	6,778	11.6	0.1
Communications	6,328	5,684	5,955	11.3	6.3
Trade execution and clearance	1,997	2,094	1,834	(4.6)	8.9
Marketing and business development	6,982	7,473	6,251	(6.6)	11.7
Outside services	8,184	9,218	8,768	(11.2)	(6.7)
Intangible asset amortization expense	1,773	2,318	2,318	(23.5)	(23.5)
Other operating expenses	2,675	2,427	3,027	10.2	(11.6)
Total non-interest expenses	130,579	129,059	135,420	1.2	(3.6)

Income before income tax expense	31,292	21,489	32,713	45.6	(4.3)

Income tax expense	9,490	7,514	9,827	26.3	(3.4)

Net income	21,802	13,975	22,886	56.0	(4.7)

Net income applicable to noncontrolling interests	4,830	1,432	5,138	237.3	(6.0)

Net income applicable to Piper Jaffray Companies (a)	$16,972	$12,543	$17,748	35.3%	(4.4)%

Net income applicable to Piper Jaffray Companies’ common shareholders (a)	$15,810	$11,700	$16,089	35.1%	(1.7)%

Earnings per common share
Basic	$1.03	$0.77	$1.10	33.8%	(6.4)%
Diluted	$1.03	$0.77	$1.10	33.8%	(6.4)%

Weighted average number of common shares outstanding
Basic	15,294	15,241	14,612	0.3%	4.7%
Diluted	15,332	15,293	14,657	0.3%	4.6%

(a)
Net income applicable to Piper Jaffray Companies is the total net income earned by the Company. Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested restricted stock with dividend rights.

N/M — Not meaningful

Piper Jaffray Companies
Preliminary Segment Data (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '15	1Q '15
(Dollars in thousands)	2015	2014	2014	vs. 4Q '14	vs. 1Q '14
Capital Markets
Investment banking
Financing
Equities	$36,489	$23,056	$35,301	58.3%	3.4%
Debt	21,738	19,583	13,539	11.0	60.6
Advisory services	29,266	40,433	39,728	(27.6)	(26.3)
Total investment banking	87,493	83,072	88,568	5.3	(1.2)

Institutional sales and trading
Equities	18,905	22,874	24,260	(17.4)	(22.1)
Fixed income	21,217	23,140	25,238	(8.3)	(15.9)
Total institutional sales and trading	40,122	46,014	49,498	(12.8)	(18.9)

Management and performance fees	1,407	886	1,737	58.8	(19.0)

Investment income	14,705	3,446	10,378	326.7	41.7

Long-term financing expenses	(1,560)	(1,597)	(1,740)	(2.3)	(10.3)

Net revenues	142,167	131,821	148,441	7.8	(4.2)

Operating expenses	116,203	114,039	120,930	1.9	(3.9)

Segment pre-tax operating income	$25,964	$17,782	$27,511	46.0%	(5.6)%

Segment pre-tax operating margin	18.3%	13.5%	18.5%

Asset Management
Management and performance fees
Management fees	$19,107	$19,298	$19,136	(1.0)%	(0.2)%
Performance fees	8	58	86	(86.2)	(90.7)
Total management and performance fees	19,115	19,356	19,222	(1.2)	(0.6)

Investment income/(loss)	589	(629)	470	(193.6)	25.3

Net revenues	19,704	18,727	19,692	5.2	0.1

Operating expenses	14,376	15,020	14,490	(4.3)	(0.8)

Segment pre-tax operating income	$5,328	$3,707	$5,202	43.7%	2.4%

Segment pre-tax operating margin	27.0%	19.8%	26.4%

Total
Net revenues	$161,871	$150,548	$168,133	7.5%	(3.7)%

Operating expenses	130,579	129,059	135,420	1.2	(3.6)

Pre-tax operating income	$31,292	$21,489	$32,713	45.6%	(4.3)%

Pre-tax operating margin	19.3%	14.3%	19.5%

Piper Jaffray Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '15	1Q '15
(Amounts in thousands, except per share data)	2015	2014	2014	vs. 4Q '14	vs. 1Q '14
Revenues:
Investment banking	$87,077	$82,613	$88,474	5.4%	(1.6)%
Institutional brokerage	36,036	42,324	44,034	(14.9)	(18.2)
Asset management	20,522	20,242	20,959	1.4	(2.1)
Interest	9,245	8,853	10,356	4.4	(10.7)
Investment income	8,452	125	2,581	N/M	227.5
Total revenues	161,332	154,157	166,404	4.7	(3.0)

Interest expense	5,593	5,763	4,907	(2.9)	14.0

Adjusted net revenues (2)	$155,739	$148,394	$161,497	4.9%	(3.6)%

Non-interest expenses:
Adjusted compensation and benefits (3)	$94,606	$92,552	$99,200	2.2%	(4.6)%
Ratio of adjusted compensation and benefits to adjusted net revenues	60.7%	62.4%	61.4%

Adjusted non-compensation expenses (4)	$31,647	$32,254	$31,115	(1.9)%	1.7%
Ratio of adjusted non-compensation expenses to adjusted net revenues	20.3%	21.7%	19.3%

Adjusted income:
Adjusted income before adjusted income tax expense (5)	$29,486	$23,588	$31,182	25.0%	(5.4)%
Adjusted operating margin (6)	18.9%	15.9%	19.3%

Adjusted income tax expense (7)	10,667	8,888	11,147	20.0	(4.3)

Adjusted net income (8)	$18,819	$14,700	$20,035	28.0%	(6.1)%
Effective tax rate (9)	36.2%	37.7%	35.7%

Adjusted net income applicable to Piper Jaffray Companies’ common shareholders (10)	$17,531	$13,712	$18,162	27.9%	(3.5)%

Adjusted earnings per diluted common share	$1.14	$0.90	$1.24	26.7%	(8.1)%

Weighted average number of common shares outstanding
Diluted	15,332	15,293	14,657	0.3%	4.6%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
N/M — Not meaningful

Piper Jaffray Companies
Preliminary Adjusted Segment Data (Non-GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)
	Mar. 31,	Dec. 31,	Mar. 31,	1Q '15	1Q '15
(Dollars in thousands)	2015	2014	2014	vs. 4Q '14	vs. 1Q '14
Capital Markets
Investment banking
Financing
Equities	$36,489	$23,056	$35,301	58.3%	3.4%
Debt	21,738	19,583	13,539	11.0	60.6
Advisory services	29,266	40,433	39,728	(27.6)	(26.3)
Total investment banking	87,493	83,072	88,568	5.3	(1.2)

Institutional sales and trading
Equities	18,905	22,874	24,260	(17.4)	(22.1)
Fixed income	21,217	23,140	25,238	(8.3)	(15.9)
Total institutional sales and trading	40,122	46,014	49,498	(12.8)	(18.9)

Management and performance fees	1,407	886	1,737	58.8	(19.0)

Investment income	8,573	1,292	3,742	563.5	129.1

Long-term financing expenses	(1,560)	(1,597)	(1,740)	(2.3)	(10.3)

Adjusted net revenues (2)	136,035	129,667	141,805	4.9	(4.1)

Adjusted operating expenses (12)	113,601	111,682	117,721	1.7	(3.5)

Adjusted segment pre-tax operating income (5)	$22,434	$17,985	$24,084	24.7%	(6.9)%

Adjusted segment pre-tax operating margin (6)	16.5%	13.9%	17.0%

Asset Management
Management and performance fees
Management fees	$19,107	$19,298	$19,136	(1.0)%	(0.2)%
Performance fees	8	58	86	(86.2)	(90.7)
Total management and performance fees	19,115	19,356	19,222	(1.2)	(0.6)

Investment income/(loss)	589	(629)	470	(193.6)	25.3

Net revenues	19,704	18,727	19,692	5.2	0.1

Adjusted operating expenses (13)	12,652	13,124	12,594	(3.6)	0.5

Adjusted segment pre-tax operating income (13)	$7,052	$5,603	$7,098	25.9%	(0.6)%

Adjusted segment pre-tax operating margin (6)	35.8%	29.9%	36.0%

Total
Adjusted net revenues (2)	$155,739	$148,394	$161,497	4.9%	(3.6)%

Adjusted operating expenses (12)	126,253	124,806	130,315	1.2	(3.1)

Adjusted pre-tax operating income (5)	$29,486	$23,588	$31,182	25.0%	(5.4)%

Adjusted pre-tax operating margin (6)	18.9%	15.9%	19.3%
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2015	2014	2014
Net revenues:
Net revenues – U.S. GAAP basis	$161,871	$150,548	$168,133
Adjustments:
Revenue related to noncontrolling interests (11)	(6,132)	(2,154)	(6,636)
Adjusted net revenues	$155,739	$148,394	$161,497

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$95,857	$93,765	$100,489
Adjustments:
Compensation from acquisition-related agreements	(1,251)	(1,213)	(1,289)
Adjusted compensation and benefits	$94,606	$92,552	$99,200

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$34,722	$35,294	$34,931
Adjustments:
Non-compensation expenses related to noncontrolling interests (11)	(1,302)	(722)	(1,498)
Amortization of intangible assets related to acquisitions	(1,773)	(2,318)	(2,318)
Adjusted non-compensation expenses	$31,647	$32,254	$31,115

Income before income tax expense:
Income before income tax expense – U.S. GAAP basis	$31,292	$21,489	$32,713
Adjustments:
Revenue related to noncontrolling interests (11)	(6,132)	(2,154)	(6,636)
Expenses related to noncontrolling interests (11)	1,302	722	1,498
Compensation from acquisition-related agreements	1,251	1,213	1,289
Amortization of intangible assets related to acquisitions	1,773	2,318	2,318
Adjusted income before adjusted income tax expense	$29,486	$23,588	$31,182

Income tax expense:
Income tax expense – U.S. GAAP basis	$9,490	$7,514	$9,827
Tax effect of adjustments:
Compensation from acquisition-related agreements	487	472	501
Amortization of intangible assets related to acquisitions	690	902	819
Adjusted income tax expense	$10,667	$8,888	$11,147

Net income applicable to Piper Jaffray Companies:
Net income applicable to Piper Jaffray Companies – U.S. GAAP basis	$16,972	$12,543	$17,748
Adjustments:
Compensation from acquisition-related agreements	764	741	788
Amortization of intangible assets related to acquisitions	1,083	1,416	1,499
Adjusted net income	$18,819	$14,700	$20,035

Continued on next page

	Three Months Ended
	Mar. 31,	Dec. 31,	Mar. 31,
(Amounts in thousands, except per share data)	2015	2014	2014
Net income applicable to Piper Jaffray Companies' common shareholders:
Net income applicable to Piper Jaffray Companies' common stockholders – U.S. GAAP basis	$15,810	$11,700	$16,089
Adjustments:
Compensation from acquisition-related agreements	712	691	714
Amortization of intangible assets related to acquisitions	1,009	1,321	1,359
Adjusted net income applicable to Piper Jaffray Companies' common stockholders	$17,531	$13,712	$18,162

Earnings per diluted common share:
Earnings per diluted common share – U.S. GAAP basis	$1.03	$0.77	$1.10
Adjustments:
Compensation from acquisition-related agreements	0.05	0.05	0.05
Amortization of intangible assets related to acquisitions	0.07	0.09	0.09
Adjusted earnings per diluted common share	$1.14	$0.90	$1.24
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Jaffray Companies
Notes to Non-GAAP Financial Schedules

(1)
Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(2)	A non-GAAP measure which excludes revenues related to noncontrolling interests (see (11) below).

(3)	A non-GAAP measure which excludes compensation expense from acquisition-related agreements.

(4)	A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (11) below) and (b) amortization of intangible assets related to acquisitions.

(5)
A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (11) below), (b) compensation from acquisition-related agreements and (c) amortization of intangible assets related to acquisitions.

(6)	A non-GAAP measure which represents adjusted income before adjusted income tax expense as a percentage of adjusted net revenues.

(7)	A non-GAAP measure which excludes the income tax benefit from (a) compensation from acquisition-related agreements and (b) amortization of intangible assets related to acquisitions.

(8)
A non-GAAP measure which represents net income earned by the Company excluding (a) compensation expense from acquisition-related agreements, (b) amortization of intangible assets related to acquisitions and (c) the income tax expense/(benefit) allocated to the adjustments.

(9)
Effective tax rate is a non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income before adjusted income tax expense.

(10)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested stock with dividend rights.

(11)	Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Jaffray Companies.

(12)
A non-GAAP measure which excludes (a) expenses related to noncontrolling interests (see (11) above), (b) compensation from acquisition-related agreements and (c) amortization of intangible assets related to acquisitions.

(13)	A non-GAAP measure which excludes (a) compensation from acquisition-related agreements and (b) amortization of intangible assets related to acquisitions.